Exhibit 99.4

(Unaudited)

Cliffstar Corporation and Subsidiaries

July 3, 2010

CONTENTS

Page

Consolidated Financial Statements:

Consolidated Balance Sheets at July 3, 2010 (Unaudited) and January 2, 2010	2

Consolidated Statements of Income for the three months and six months ended July 3, 2010 and July 4, 2009 (Unaudited)	4

Consolidated Statements of Shareholders’ Equity for the six months ended July 3, 2010 and July 4, 2009 (Unaudited)	5

Consolidated Statements of Cash Flows for the six months ended July 3, 2010 and July 4, 2009 (Unaudited)	6

Notes to Consolidated Financial Statements (Unaudited)	7 - 12

Cliffstar Corporation and Subsidiaries

CONSOLIDATED BALANCE SHEETS

July 3, 2010 and January 2, 2010

(in thousands)

	July 3, 2010	January 2, 2010
	(UNAUDITED)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$165	$2,885
Accounts receivable, trade – net of allowances of $1,307 and $1,281 for July 3, 2010 and January 2, 2010, respectively	51,555	54,385
Inventories	80,680	89,813
Other current assets	5,782	2,675

Total current assets	138,182	149,758

PROPERTY, PLANT AND EQUIPMENT, NET	92,554	92,535

OTHER ASSETS
Goodwill	20,070	20,070
Intangible assets, net	812	1,040
Other non-current assets	2,835	2,787

Total other assets	23,717	23,897

	$254,453	$266,190

The accompanying notes to the consolidated financial statements are an integral part of these statements.

	July 3, 2010	January 2, 2010
	(UNAUDITED)
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable, trade	$34,858	$62,746
Accrued liabilities, including amounts due to related parties of $0 and $800,000 at July 3, 2010 and January 2, 2010, respectively	18,819	21,882
Current portion of long-term debt	333	1,824
Other current liabilities	25	25

Total current liabilities	54,035	86,477

LONG-TERM OBLIGATIONS
Long-term debt	97,277	91,714
Derivative liability	1,196	2,309
Other long-term liabilities	3,432	2,191

Total long-term obligations	101,905	96,214

Total liabilities	155,940	182,691

SHAREHOLDERS’ EQUITY
Common stock:
Class A common voting stock, 100 shares authorized, 10 shares issued and outstanding at July 3, 2010 and January 2, 2010	4	4
Class B common non-voting stock, 1,900 shares authorized, 990 shares issued and outstanding at July 3, 2010 and January 2, 2010	19	19
Additional paid-in capital	4,304	4,304
Retained earnings	94,186	79,172

Total shareholders’ equity	98,513	83,499

	$254,453	$266,190

The accompanying notes to the consolidated financial statements are an integral part of these statements.

Cliffstar Corporation and Subsidiaries

CONSOLIDATED STATEMENTS OF INCOME

(UNAUDITED)

For the three and six months ended July 3, 2010 and July 4, 2009

(in thousands)

	Three Months Ended		Six Months Ended
	July 3, 2010	July 4, 2009	July 3, 2010	July 4, 2009
Revenue:
Gross revenue	$169,719	$179,097	$341,239	$367,725
Less discounts	(5,478)	(6,039)	(11,143)	(11,602)

Net revenue	164,241	173,058	330,096	356,123

Costs and expenses:
Cost of goods sold (excluding depreciation)	124,824	131,809	246,784	276,077
Depreciation	3,348	3,482	6,696	6,963
Selling and administrative expenses	15,232	13,891	31,770	28,718

	143,404	149,182	285,250	311,758

Income from operations	20,837	23,876	44,846	44,365

Other expense:
Interest expense	815	1,053	1,382	2,856
Other	211	222	376	280

Total other expense	1,026	1,275	1,758	3,136

NET INCOME	$19,811	$22,601	$43,088	$41,229

The accompanying notes to the consolidated financial statements are an integral part of these statements.

Cliffstar Corporation and Subsidiaries

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY

(UNAUDITED)

For the six months ended July 3, 2010 and July 4, 2009

(in thousands except share data)

	Common Stock Class A		Common Stock Class B		Additional
	Shares	Stated Value	Shares	Stated Value	Paid-In Capital	Retained Earnings	Total

Balance at January 3, 2009	10	$4	990	$19	$4,304	$20,254	$24,581

Net Income	—	—	—	—	—	41,229	41,229
Distributions to shareholders	—	—	—	—	—	(9,642)	(9,642)

Balance at July 4, 2009	10	$4	990	$19	$4,304	$51,841	$56,168

	Common Stock Class A		Common Stock Class B		Additional
	Shares	Stated Value	Shares	Stated Value	Paid-In Capital	Retained Earnings	Total

Balance at January 2, 2010	10	$4	990	$19	$4,304	$79,172	$83,499

Net income	—	—	—	—	—	43,088	43,088
Distributions to shareholders	—	—	—	—	—	(28,074)	(28,074)

Balance at July 3, 2010	10	$4	990	$19	$4,304	$94,186	$98,513

The accompanying notes to the consolidated financial statements are an integral part of these statements.

Cliffstar Corporation and Subsidiaries

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

For the six months ended July 3, 2010 and July 4, 2009

(in thousands)

	July 3, 2010	July 4, 2009
Cash Flows from Operating Activities:
Net Income	$43,088	$41,229
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation	6,696	6,963
Change in LIFO reserve	(6,216)	(13,819)
Fair value adjustment on derivatives	(1,113)	(857)
Amortization	228	233
Loss (gain) on sale or retirement of fixed assets	15	(3)
Change in operating assets and liabilities:
Accounts receivable, trade	2,830	(7,714)
Inventories	15,349	28,996
Other current assets	(3,107)	249
Other assets	(48)	(263)
Accounts payable, trade	(27,888)	(67,557)
Accrued liabilities	(3,063)	1,981
Other current liabilities	—	(190)
Other long-term liabilities	1,241	(190)

Net cash provided by (used in) operating activities	28,012	(10,942)

Cash Flows from Investing Activities:
Acquisition of property, plant and equipment	(6,891)	(4,512)
Proceeds from sale of property, plant and equipment	161	97

Net cash used in investing activities	(6,730)	(4,415)

Cash Flows from Financing Activities:
Net borrowings of bank revolving credit facility	(6,500)	20,200
Payments of long-term debt	(1,660)	(177)
Change in notes payable to shareholder	12,232	1,971
Distribution to shareholders	(28,074)	(9,642)

Net cash provided by (used in) financing activities	(24,002)	12,352

NET DECREASE IN CASH AND CASH EQUIVALENTS	(2,720)	(3,005)

Cash and cash equivalents, beginning of period	2,885	3,279

Cash and cash equivalents, end of period	$165	$274

Supplemental Information
Interest paid	$1,766	$3,085

The accompanying notes to the consolidated financial statements are an integral part of these statements.

Cliffstar Corporation and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

July 3, 2010 and July 4, 2009

NOTE 1 – DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Consolidated Financial Statements

Consolidated financial statements include the accounts of Cliffstar Corporation (“Cliffstar”), its wholly owned subsidiaries Star World Technology Trading Company (“Star World”), Shanstar Biotech, Inc. (“Shanstar”), Harvest Classic, LLC (“Harvest”) and its majority owned subsidiary Star Real Property LLC (“Star LLC”) collectively, the “Company”. All material intercompany accounts and transactions have been eliminated.

These unaudited consolidated condensed financial statements should be read in conjunction with the consolidated financial statements and related notes included in the Company’s 2009 audited financial statements. The results of operations for any interim period are not necessarily indicative of the results to be expected for other interim periods or the full year.

Derivatives

The Company uses derivative financial instruments to manage its economic exposure to movements in interest rates. The use of these financial instruments modifies the exposure of these risks with the intent to reduce risk to the Company. The Company does not use financial instruments for trading purposes. Changes in fair value of derivative financial instruments are recorded as adjustments to the assets or liabilities being hedged in the statements of income or in accumulated other comprehensive income (loss), depending on whether the derivative is designated and qualifies for hedge accounting. The Company is currently accounting for all derivative transactions as being ineffective and therefore has adjusted the market-to-market changes through the statements of income.

During December 2006, the Company entered into two $40 million swap agreements that fixed short-term rates at 4.75% and 4.61% on a portion of the Company’s revolving debt arrangement and expire on February 2010 and the second swap has the option to extend to February 2011. During March 2009, the Company entered into two additional $40 million swap agreements in conjunction with the original agreements that had the effect of lowering the fixed short-term rates of the original swaps to 3 month LIBOR and expire on February 2010 and 2011, respectively. The mark-to-market adjustments for the swap agreements are included as an adjustment to interest expense which decreased interest expense in the amount of $1,113,388 and $856,328 for the six months ended July 3, 2010 and July 4, 2009, respectively. Also, the Company paid $997,079 and $1,403,286 for the six months ended July 3, 2010 and July 4, 2009, respectively in conjunction with the swap that increased interest expense. As of July 3, 2010 and January 2, 2010, the Company has a liability of $1,195,458 and $2,308,846, respectively, related to the above swap arrangements which are included in derivative liabilities.

In accordance with the FASB guidance regarding fair value, a hierarchy is established which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The hierarchy defines three levels of inputs that may be used to measure fair value:

Level 1 – Unadjusted quoted prices in active markets for identical unrestricted assets and liabilities that the reporting entity has the ability to access at the measurement date.

Level 2 – Inputs other than quoted prices included within Level 1 that are observable for the asset and liability or can be corroborated with observable market data for substantially the entire contractual term of the asset or liability.

Level 3 – Unobservable inputs that reflect the entity’s own assumptions about the assumption market participants would use in the pricing of the asset or liability and are consequently not based on market activity but rather through particular valuation techniques.

Cliffstar Corporation and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

July 3, 2010 and July 4, 2009

NOTE 1 – DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Derivatives - continued

The Company’s interest rate swaps are valued based on a fixed priced rate, and are therefore defined as Level 2 fair value measurements. In accordance with FASB guidance regarding fair value measurements, the following table represents the Company’s assets and (liabilities) recorded at fair value as of July 3, 2010 and January 2, 2010, respectively:

	Level 1	Level 2	Level 3	Total

July 3, 2010 interest rate swaps	$—	$(1,195,458)	$—	$(1,195,458)
January 2, 2010 interest rate swaps	—	(2,308,846)	—	(2,308,846)

Financial Instruments

Financial instruments held by the Company include cash and cash equivalents, accounts receivable, accounts payable, the revolving line of credit, and long term debt. Management believes that the carrying values of cash and cash equivalents, accounts receivable and accounts payable approximate their respective fair values due to the short-term nature of these instruments, while the carrying values of the revolving line of credit and long-term debt approximate their respective fair values as they bear interest at variable indexed to market rates of interest.

Accrued Liabilities

Accrued liabilities consist of the following at July 3, 2010 and January 2, 2010:

	July 3, 2010 (UNAUDITED)	January 2, 2010
	(in thousands)

Accrued customer programs	$5,442	$6,096
Accrued profit sharing	2,150	3,971
Other accrued liabilities	11,227	11,815

	$18,819	$21,882

Accounting Estimates

The preparation of financial statements and the accompanying notes thereto, in conformity with accounting principles generally accepted in the United States of America, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 2 – RELATED PARTY TRANSACTIONS

The Company maintains a management agreement with Star Consulting, a company owned by the Company’s controlling shareholder. Star Consulting is active in day to day management decisions and strategic direction of the Company. The agreement provided for management fees of approximately $370,000 and $170,000 during the six months ended July 3, 2010 and July 4, 2009, respectively and a bonus under the discretionary Bonus Plan with the amount of the total bonuses set by the Compensation Committee. The bonus paid to Star Consulting was $1,000,000 for each of the six months ended July 3, 2010 and July 4, 2009, respectively.

Cliffstar Corporation and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

July 3, 2010 and July 4, 2009

NOTE 2 – RELATED PARTY TRANSACTIONS (CONTINUED)

The Company has entered into an IC DISC brokerage agreement owned by the Company’s controlling shareholder. The agreement specifies commissions that are paid related to sales made to foreign customers, predominantly customers in Canada. The commission rate paid on these sales is 4% which is the same rate paid to unrelated brokers and sales representatives. The agreement provided for a brokerage commission of $1,260,000 and $1,120,000 during the six months ended July 3, 2010 and July 4, 2009, respectively.

The Company has notes payable to its shareholders, see Note 5.

The Company leases an administrative facility from a related party limited partnership under a four-year term ending September 30, 2013. Rent expense related to the facility lease totaled $225,000 for each of the six months ended July 3, 2010 and July 4, 2009.

In July 2004, the Company entered into a ten-year lease agreement with a related party limited liability corporation to lease a cold storage facility. In October 2009 the Company purchased the facility from the related party. Rent expense related to this facility lease totaled $0 and $120,000 during the six months ended July 3, 2010 and July 4, 2009, respectively.

In December 2005, the Company entered into a ten-year lease agreement with a related party limited liability corporation to lease an office building. In October 2009 the Company purchased the building from the related party. Rent expense incurred totaled $0 and $36,000 during the six months ended July 3, 2010 and July 4, 2009, respectively.

NOTE 3 – INVENTORIES

Inventories consist of the following:

	July 3, 2010 (UNAUDITED)	January 2, 2010
	(in thousands)

Raw materials and supplies	$46,805	$70,129
Work in process	18,604	14,667
Finished goods	23,328	19,290

	88,737	104,086
Less excess of FIFO cost over LIFO cost	(8,057)	(14,273)

	$80,680	$89,813

The change in the LIFO reserve reduced cost of goods sold in the amounts of $6,216,501 and $13,819,229 for the six months ended July 3, 2010 and July 4, 2009, respectively.

Cliffstar Corporation and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

July 3, 2010 and July 4, 2009

NOTE 4 – PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consist of the following:

	July 3, 2010 (UNAUDITED)	January 2, 2010
	(in thousands)

Land	$1,457	$1,457
Land improvements	1,120	1,120
Buildings and building improvements	44,216	43,358
Machinery and equipment	149,495	147,042

	196,288	192,977
Less accumulated depreciation	(113,443)	(106,943)

	82,845	86,034
Construction in progress	9,709	6,501

	$92,554	$92,535

NOTE 5 – BANK REVOLVING CREDIT FACILITY AND LONG-TERM DEBT

Long-term debt consists of the following:

	July 3, 2010 (UNAUDITED)	January 2, 2010
	(in thousands)

Secured revolving credit facility in the amount of $175,000,000 interest at LIBOR, (London Inter Bank Offered Rate) or administrative agent’s base rate, plus incremental margin ranging from 1.25% to 2.25% on LIBOR and 0.25% to 0.75% on base loan rates. The rate at July 3, 2010 was 2.07%. The secured revolving credit line has an expiration date of November 7, 2011.	$74,600	$81,100
Note payable to Chautauqua County IDA (pka New York Job Development Authority) in monthly installments of $15,910 including interest at 5%, due August 2017	1,148	1,213
Note payable to Chautauqua County IDA (pka New York Job Development Authority) in monthly installments of $10,607 including interest at 5%, due July 2012.	223	280
Other notes payable – related party, bearing interest rate of 5% to 10%.	20,187	7,955
Capital lease obligations in monthly installments ranging from $13,333 to $18,269, including interest from 6.8% –8.00% and final payments between March 2010 – May 2022.	1,452	2,990

	97,610	93,538
Less current portion	333	1,824

Long-term portion	$97,277	$91,714

Cliffstar Corporation and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

July 3, 2010 and July 4, 2009

NOTE 5 – BANK REVOLVING CREDIT FACILITY AND LONG-TERM DEBT (CONTINUED)

On November 6, 2006, the Company entered into a $175,000,000 secured revolving credit facility with a new bank. The Company received proceeds of $107 million which were used to pay off the existing credit facility. This credit line has an expiration date of November 7, 2011. Letters of credit may be issued against the revolver to the extent that the outstanding principal amount of the line of credit plus the aggregate face amount of letters of credit outstanding does not exceed the authorized borrowing capacity. The letters of credit outstanding were $3,133,763 at July 3, 2010 and January 2, 2010, respectively. The Company’s Senior Secured Credit Facility contains restrictive covenants, the most significant of which require achieving certain leverage ratio, minimum EBITDA, and fixed charge coverage ratios as defined in the agreement. At July 3, 2010, the Company was in compliance with the restrictive covenants.

Included in Other notes payable-related party are approximately $20.2 million and $8.0 million of unsecured promissory notes to shareholders at July 3, 2010 and January 2, 2010, respectively. These promissory notes bore interest at rates of 5%-10%. These notes have a two-year payment term. However, the shareholders have historically renewed the notes for additional two year terms. These notes are subordinate to the revolving credit facility. On April 27, 2010, the Company amended its revolving credit facility to allow for additional unsecured promissory notes payable to shareholders. Concurrently, the shareholder loans subordination agreement was amended to include the additional notes. Proceeds on the new shareholder notes were approximately $9 million.

NOTE 6 – COMMITMENTS AND CONTINGENCIES

The Company has entered into purchase agreements with numerous growers that extend through 2013. Prices under the agreements are based on the market prices in the year of delivery. The amounts to be purchased under the agreements are based on actual production. The Company estimates that the minimum annual purchase commitments are approximately $57,555,000 as of July 3, 2010. The estimate is based on historical quantities and the Company’s best estimate of market price using current data.

The Company has entered into forward contracts for a percentage of its energy usage. These contracts expire in March, 2012. The total commitment under these agreements is approximately $9,610,000 as of July 3, 2010

Guarantees and claims arise during the ordinary course of business from relationships with suppliers and customers. The Company currently has no other known exposures and believes that any such claims noted above would not have a material adverse effect on the consolidated financial position or results of operations as of July 3, 2010.

NOTE 7 – OTHER LONG–TERM LIABILITIES

The Company has a lease agreement in which warehouse space is being leased to a bottle manufacturer. The lease commenced in December 1999 and expired in March 2010. A new lease and supply agreement was signed in January 2010. These new agreements expire on June 30, 2015. The new supply agreement allows the supplier to sell product to customers other than the Company and all pricing is set at market price with fixed unit costs. The Company may receive volume discounts if they exceed specified volumes. The Company received an upfront incentive payment of $1,500,000 for signing the supply agreement and is amortizing the payment over the life of the agreement. The related revenue is recognized equally over the life of the agreement. The lease is being paid quarterly.

NOTE 8 – INCOME TAXES

The Company is a flow-through entity and not subject to federal or state income tax. Tax regulations within each jurisdiction are subject to the interpretation of the related tax laws and regulations and require significant judgment to apply. For federal income tax purposes, the Company is no longer subject to examination by tax authorities for years before 2006. The Company has no uncertain income tax positions that are attributable to it.

Cliffstar Corporation and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

July 3, 2010 and July 4, 2009

NOTE 9 – SUBSEQUENT EVENT

On July 7, 2010, Cott Corporation entered into an asset purchase agreement with Cliffstar to acquire substantially all of the assets and liabilities of Cliffstar for a purchase price of $500 million in cash plus additional contingent consideration, payable at closing, subject to adjustment for working capital and other items.